EXHIBIT 99.1

Marlin Business Services Corp. Reports Third Quarter Results

  *  Strong liquidity position, $160 million of undrawn capacity in credit facilities

  *  Strong capital position, leverage of 4.0:1; Equity to assets ratio of 19%

  *  Pricing on new originations improved 81 basis points year over year

  *  Marlin Business Bank operational; issued $47 million in insured deposits at a fixed rate of 4.15%

  *  Marlin Business Bank filed an application to convert to a state chartered Commercial Bank

MOUNT LAUREL, N.J., Nov. 3, 2008 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported a third quarter 2008 net loss of $941,000 or $0.08 per diluted share. Excluding the losses on hedging related activities of $2.0 million, net income from operations was $1.1 million or $0.09 per share.

For the nine months ended September 30, 2008, net income was $2.1 million or $0.18 per diluted share. Net income and diluted earnings per share for the nine-month period ended September 30, 2008 were impacted by the same loss related to derivative and hedging activities. Adjusted to exclude this loss, net income for the nine-month period ended September 30, 2008 was $4.1 million, or $0.34 per diluted share.

"Against the backdrop of a weak economy and the ongoing turmoil in the capital markets, our business continues to demonstrate resiliency and profitable results," says Daniel P. Dyer, Marlin's Chairman and CEO. "The Company's proven business model combined with being well-capitalized and conservatively leveraged are essential ingredients for success during these challenging times. Our strategic focus remains on maintaining a well diversified portfolio of lease assets, adhering to stringent underwriting standards and generating attractive risk-adjusted margins. Marlin's recent filing to become a commercial bank will further diversify our sources of funding and reduce borrowing rates," says Dyer.

For the third quarter of 2008, the average net investment in leases was $691.0 million, compared to $713.2 million for the second quarter of 2008 and $724.9 million for the third quarter of 2007. Third quarter 2008 lease production was $59.0 million, based on initial equipment cost, compared to $62.5 million for the second quarter of 2008 and $86.2 million for the third quarter of 2007. Approval rates on lease originations were 49% for both the second and third quarter of 2008 versus 60% for the third quarter of 2007. Direct sales volume decreased 12.7% year over year, while indirect sales volume decreased by 67.1%.

The combination of conservative underwriting, price discipline and caution by businesses to invest in capital equipment are drivers of the quarter-over-quarter decline in both average net investment and lease production.

Demonstrating our pricing discipline, the average implicit yield on new lease production was 13.87% in the quarter, flat from the second quarter of 2008 and up 81 basis points from the third quarter of 2007. The yields achieved in this quarter and the prior quarter are the Company's highest yields on new originations since second quarter 2004.

The net interest and fee margin for the quarter ended September 30, 2008 was 10.26%, up 36 basis points from 9.90% in the second quarter of 2008. The increase is primarily due to an improvement in fee income and a decrease in interest expense as a percentage of average total finance receivables.

Fee income improved to 3.32% for the quarter ended September 30, 2008 from 3.05% in the second quarter of 2008 due to a higher number of late fee billings.

Interest expense as a percentage of average total finance receivables declined 15 basis points to 4.98% in the third quarter of 2008 versus 5.13% in the second quarter of 2008. The decrease is primarily due to the change in the funding mix between term funding, warehouse borrowings and Marlin Business Bank, combined with the lower cost of borrowings associated with our warehouse lines and insured deposits.

Effective July 1, 2008, the Company discontinued the use of hedge accounting for its derivative financial instruments. By discontinuing hedge accounting, subsequent changes to the fair value of derivative instruments are recognized immediately in earnings. These changes to fair value are reflected for the first time in third quarter net income. Included in net income for the quarter ended September 30, 2008, is a pretax mark-to-market loss of $2.2 million relating to the Company's derivative instruments.

In addition, the Company has concluded that certain forecasted borrowings will not occur within the timeframe allowed under hedge accounting. We therefore reclassified $1.1 million of pretax loss from accumulated other comprehensive income to loss on derivatives.

Credit performance continues to reflect the pressure from a weakened economy. Leases over 30 days delinquent were 3.52% as of September 30, 2008, an increase compared to 3.04% as of June 30, 2008. On a dollar basis, leases in the 30+ delinquency category were $27.7 million at September 30, 2008, up from $24.9 million at June 30, 2008 and down from $29.1 million at December 31, 2007. Leases over 60 days delinquent were 1.36% as of September 30, 2008, an increase from 1.12% as of June 30, 2008. On a dollar basis, leases over 60 days delinquent were $10.7 million at September 30, 2008, an increase compared to $9.2 million at June 30, 2008 and an increase compared to $8.2 million at December 31, 2007.

Net lease charge-offs in the third quarter were $6.7 million, or 3.85% of average net investment in leases on an annualized basis, compared to $5.4 million or 3.06% of average net investment in leases on an annualized basis during second quarter 2008.

The provision for credit losses was $8.6 million for the quarter ended September 30, 2008, up from $6.5 million for the second quarter 2008. The provision increase is due primarily to estimated higher net charge-offs in future periods, and the impact of increasing delinquencies on provision estimates.

The Company strengthened its allowance for credit losses to $14.3 million as of September 30, 2008, raising the allowance as a percentage of total finance receivables to 2.07% from 1.79% at June 30, 2008.

Salaries and benefits were $5.6 million for the third quarter ended September 30, 2008, down from $6.3 million for the second quarter 2008. Included in second quarter salaries and benefits are one-time costs of $501,000 associated with a previously announced workforce reduction.

General and administrative expenses were $3.3 million for the third quarter ended September 30, 2008, compared to $4.0 million for the second quarter 2008. The improvement over the second quarter is primarily related to a reduction in marketing investment and professional fees and continued focus on discretionary spending.

The Company opened its Utah Industrial Bank, Marlin Business Bank, on March 12, 2008. The Bank has funded $59.3 million of leases and loans through its initial capitalization of $12 million and its issuance of $47.2 million in FDIC insured deposits at an average borrowing rate of 4.15%. Quarterly average deposit outstandings were $43.9 million at a weighted average interest rate of 4.13%.

On Oct. 21, 2008, Marlin Business Bank filed an application with the Utah Department of Financial Institutions to convert its charter from an Industrial Bank to a state chartered Commercial Bank. It is our intent to file an application for membership in the Federal Reserve System, and the Company intends to file an application with the Federal Reserve to become a Bank Holding Company.

In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

Conference Call and Webcast --

We will host a conference call on Tuesday, November 4, 2008 at 10:00 a.m. ET to discuss our third quarter 2008 results. If you wish to participate, please call (877)545-1490 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                   MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
                     Consolidated Balance Sheets

                                          September 30,   December 31,
                                          ------------    -----------
                                              2008           2007
                                            --------       --------
                                            (Dollars in thousands,
                                            except per-share data)
                                          (Unaudited)

 ASSETS
 Cash and cash equivalents                  $ 17,151       $ 34,347
 Restricted cash                              64,294        141,070
 Net investment in leases and loans          702,095        765,938
 Property and equipment, net                   2,953          3,266
 Property tax receivables                        562            539
 Fair value of cash flow hedge
  derivatives                                      0              4
 Other assets                                 16,863         14,490
                                            --------       --------
     Total assets                           $803,918       $959,654
                                            ========       ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Revolving and term secured borrowings      $565,914       $773,085
 Deposits                                     47,172             --
 Other liabilities:
   Fair value of cash flow hedge
    derivatives                                4,727          4,760
   Sales and property taxes payable            8,716          5,756
   Accounts payable and accrued expenses      10,079         10,226
   Deferred income tax liability              14,861         15,682
                                            --------       --------
     Total liabilities                       651,469        809,509
                                            --------       --------
 Commitments and contingencies

 Stockholders' equity:
 Common Stock, $0.01 par value;
  75,000,000 shares authorized;
  12,227,391 and 12,201,304 shares issued
  and outstanding, respectively                  122            122
 Preferred Stock, $0.01 par value;
  5,000,000 shares authorized; none
  issued                                          --             --
 Additional paid-in capital                   83,666         84,429
 Stock subscription receivable                    (5)            (7)
 Accumulated other comprehensive loss         (2,182)        (3,130)
 Retained earnings                            70,848         68,731
                                            --------       --------
   Total stockholders' equity                152,449        150,145
                                            --------       --------
     Total liabilities and stockholders'
      equity                                $803,918       $959,654
                                            ========       ========

                   MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
                Consolidated Statements of Operations

                         Three Months Ended        Nine  Months Ended
                         ------------------        ------------------
                            September 30,             September 30,
                            -------------             -------------
                         2008         2007         2008        2007
                        -------      -------      -------     -------
                       (Dollars in thousands, except per-share data)
                                         (Unaudited)

 Income:
     Interest income    $21,062      $22,622      $65,884     $66,210
     Fee income           5,855        5,685       17,013      16,486
                        -------      -------      -------     -------
   Interest and fee
    income               26,917       28,307       82,897      82,696
     Interest expense     8,790        8,768       28,396      24,735
                        -------      -------      -------     -------
   Net interest and
    fee income           18,127       19,539       54,501      57,961
     Provision for
      credit losses       8,602        3,966       22,137      10,826
                        -------      -------      -------     -------
   Net interest and
    fee income after
    provision for
    credit losses         9,525       15,573       32,364      47,135

     Insurance and
      other income        1,712        1,659        5,182       4,888
                        -------      -------      -------     -------
       Net interest
        and other
        revenue after
        provision for
        credit losses    11,237       17,232       37,546      52,023
                        -------      -------      -------     -------
   Gain (loss) on
    derivatives and
    hedging activities   (3,280)          --       (3,280)         --
                        -------      -------      -------     -------
   Non-interest expense
     Salaries and
      benefits            5,620        5,257       17,835      16,087
     General and
      administrative      3,333        3,447       11,629      10,080
     Financing related
      costs                 370          202          967         662
                        -------      -------      -------     -------
   Non-interest expense   9,323        8,906       30,431      26,829
                        -------      -------      -------     -------
       Income (loss)
        before income
        taxes            (1,366)       8,326        3,835      25,194
   Income taxes            (425)       3,298        1,718       9,961
                        -------      -------      -------     -------
 Net income (loss)      $  (941)     $ 5,028      $ 2,117     $15,233
                        =======      =======      =======     =======

 Basic earnings
  (loss) per share      $ (0.08)     $  0.41      $  0.18     $  1.26
 Diluted earnings
  (loss) per share      $ (0.08)     $  0.41      $  0.18     $  1.24

 Weighted average
  shares used in
  computing basic
  earnings (loss)
  per share          11,843,300   12,155,152   11,899,731  12,066,077

 Weighted average
  shares used in
  computing diluted
  earnings (loss)
  per share          11,843,300   12,355,484   12,013,961  12,310,198

 SUPPLEMENTAL QUARTERLY DATA
 (dollars in thousands, except share amounts)
 (unaudited)

                   9/30/     12/31/      3/31/      6/30/      9/30/
 Quarter Ended:    2007       2007       2008       2008       2008
 --------------  --------   --------   --------   --------   --------

 New Asset
  Production:
 # of Sales Reps      105        118        108         92         91
 # of Leases        7,609      7,615      6,836      6,276      5,837
 Leased
  Equipment
  Volume         $ 86,167   $ 87,670   $ 70,550   $ 62,467   $ 59,005

 Approval
  Percentage           60%        56%        50%        49%        49%

 Average Monthly
  Sources           1,180      1,186      1,091      1,047        981

 Implicit Yield
  on New Leases     13.06%     12.98%     13.29%     13.90%     13.87%

 Net Interest
  and Fee Margin:
 Interest
  Income Yield      12.34%     12.89%     12.32%     11.98%     11.92%
 Fee Income Yield    3.10%      2.96%      3.00%      3.05%      3.32%
 Interest and
  Fee Income
  Yield             15.44%     15.85%     15.32%     15.03%     15.24%
 Cost of Funds       4.78%      5.68%      5.50%      5.13%      4.98%
 Net Interest
  and Fee Margin    10.66%     10.17%      9.82%      9.90%     10.26%

 Average Total
  Finance
  Receivables    $733,304   $745,150   $745,175   $730,267   $706,508
 Average Net
  Investment
  in Leases      $724,933   $733,461   $729,951   $713,171   $690,973

 End of Period
  Net Investment
  in Leases      $746,889   $752,562   $737,301   $715,677   $688,488
 End of Period
  Loans          $  9,038   $ 13,376   $ 16,234   $ 15,750   $ 13,607
 End of Period
  Factoring
  Receivables    $     95   $     26   $      0   $      0   $      0

 Total Loan
  and Lease
  Sales Personnel     114        124        117         95         94

 Portfolio Asset
  Quality:
 Total Finance
  Receivables
 30+ Days
  Past Due
  Delinquencies      3.08%      3.36%      3.07%      3.13%      3.58%
 30+ Days
  Past Due
  Delinquencies  $ 26,770   $ 29,548   $ 26,535   $ 26,195   $ 28,734

 60+ Days
  Past Due
  Delinquencies      0.91%      0.95%      1.10%      1.16%      1.41%
 60+ Days
  Past Due
  Delinquencies  $  7,951   $  8,377   $  9,527   $  9,687   $ 11,320

 Leasing
 30+ Days
  Past Due
  Delinquencies      3.03%      3.37%      3.05%      3.04%      3.52%
 30+ Days
  Past Due
  Delinquencies  $ 26,054   $ 29,101   $ 25,831   $ 24,930   $ 27,739

 60+ Days
  Past Due
  Delinquencies      0.91%      0.95%      1.09%      1.12%      1.36%
 60+ Days
  Past Due
  Delinquencies  $  7,795   $  8,195   $  9,230   $  9,156   $ 10,735

 Loans
 30+ Days
  Past Due
  Delinquencies      7.74%      3.03%      4.24%      7.62%      6.87%
 30+ Days
  Past Due
  Delinquencies  $    715   $    426   $    704   $  1,265   $    995

 60+ Days
  Past Due
  Delinquencies      1.69%      1.23%      1.79%      3.20%      4.04%
 60+ Days
  Past Due
  Delinquencies  $    156   $    173   $    297   $    531   $    585

 Factoring
  Receivables
 30+ Days
  Past Due
  Delinquencies      1.01%     70.00%      0.00%      0.00%      0.00%
 30+ Days
  Past Due
  Delinquencies  $      1   $     21   $      0   $      0   $      0

 60+ Days
  Past Due
  Delinquencies      0.00%     30.00%      0.00%      0.00%      0.00%
 60+ Days
  Past Due
  Delinquencies  $      0   $      9   $      0   $      0   $      0

 Net Charge-
  offs - Leasing $  3,351   $  4,680   $  5,289   $  5,448   $  6,653
 % on Average
  Net Investment
  in Leases
  Annualized         1.85%      2.55%      2.90%      3.06%      3.85%

 Net Charge-offs -
  Other Finance
  Receivables    $     49   $    122   $    631   $    283   $    483
 % on Average
  Other Finance
  Receivables
  Annualized         2.34%      4.17%     16.58%      6.62%     12.44%

 Allowance for
  Credit Losses  $  9,395   $ 10,988   $ 12,074   $ 12,873   $ 14,339
 % of 60+
  Delinquencies    118.16%    131.17%    126.73%    132.89%    126.67%

 90+ Day
  Delinquencies
  (Non-earning
  total finance
  receivables)   $  3,438   $  3,695   $  3,940   $  4,704   $  5,370

 Balance Sheet:
 Assets
 Investment in
  Leases and
  Loans          $738,275   $749,543   $739,393   $719,873   $693,626
 Initial Direct
  Costs and Fees   27,048     27,383     26,216     24,517     22,808
 Reserve for
  Credit Losses    (9,395)   (10,988)   (12,074)   (12,873)   (14,339)
 Net Investment
  in Leases
  and Loans      $755,928   $765,938   $753,535   $731,427   $702,095
 Cash and Cash
  Equivalents      10,964     34,347     24,089     36,798     17,151
 Restricted Cash   68,634    141,070     64,894     65,136     64,294
 Other Assets      16,031     18,299     30,315     22,216     20,378
 Total Assets    $851,557   $959,654   $872,833   $855,577   $803,918

 Liabilities
 Total Debt      $659,561   $773,085   $680,256   $618,330   $565,914
 Deposits        $      0   $      0   $      0   $ 43,618   $ 47,172
 Other
  Liabilities      41,563     36,424     44,975     41,234     38,383
 Total
  Liabilities    $701,124   $809,509   $725,231   $703,182   $651,469

 Stockholders'
  Equity
 Common Stock    $    123   $    122   $    122   $    122   $    122
 Paid-in
  Capital, net     85,638     84,422     83,792     83,319     83,661
 Other
  Comprehensive
  Income           (1,006)    (3,130)    (6,402)    (2,836)    (2,182)
 Retained
  Earnings         65,678     68,731     70,090     71,790     70,848
 Total
  Stockholders'
  Equity         $150,433   $150,145   $147,602   $152,395   $152,449

 Total
  Liabilities
  and
  Stockholders'
  Equity         $851,557   $959,654   $872,833   $855,577   $803,918

 Capital and
  Leverage:
 Tangible Equity $150,433   $150,145   $147,602   $152,395   $152,449
 Debt to
  Tangible Equity    4.38       5.15       4.61       4.34       4.02
 Equity to Assets   17.67%     15.65%     16.91%     17.81%     18.96%

 Expense Ratios:

 Salaries and
  Benefits
  Expense        $  5,257   $  5,243   $  5,870   $  6,344   $  5,620
 Salaries and
  Benefits
  Expense
  Annualized %
  of Avg.
  Fin. Recbl.        2.87%      2.81%      3.15%      3.47%      3.18%

 Total personnel
  end of quarter      331        357        354        291        286

 General and
  Administrative
  Expense        $  3,447   $  3,553   $  4,303   $  3,994   $  3,333
 General and
  Administrative
  Expense
  Annualized %
  of Avg.
  Fin. Recbl.        1.88%      1.91%      2.31%      2.19%      1.89%

 Efficiency
  Ratio             41.06%     42.41%     50.71%     52.25%     45.13%

 Net Income:
 Net Income
  (Loss)         $  5,028   $  3,053   $  1,359   $  1,700   $   (941)

 Annualized
  Performance
  Measures:
 Return on
  Average Assets     2.38%      1.25%      0.60%      0.79%     (0.46)%
 Return on
  Average
  Stockholders'
  Equity            13.49%      8.10%      3.66%      4.50%     (2.47)%

 Per Share Data:

 Number of
  Shares -
  Basic        12,155,152 12,138,824 12,033,523 11,987,220 11,843,300
 Basic
  Earnings
  (Loss) per
  Share          $   0.41   $   0.25   $   0.11   $   0.14   $  (0.08)

 Number of
  Shares -
  Diluted      12,355,484 12,283,142 12,133,159 12,061,843 11,843,300
 Diluted
  Earnings
  (Loss) per
  Share          $   0.41   $   0.25   $   0.11   $   0.14   $  (0.08)

 Net investment in total finance receivables includes net investment in direct financing leases, loans, and factoring receivables.

CONTACT:  Marlin Business Services Corp.
          Lynne Wilson
          888-479-9111 Ext. 4108